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                                                                   EXHIBIT 10(u)

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

ABRAHAM KRELOFF and
SHEILA RICH,                                [AS CORRECTED VERSION]

         Plaintiffs,

v.                                          CASE NO. 94-6671-CIV-MIDDLEBROOKS

Rx MEDICAL SERVICES CORP.
and MICHAEL L. GOLDBERG,

         Defendants.

----------------------------/


                            STIPULATION OF DISMISSAL

         Pursuant to Rule 41(a)(1)(ii) and 41(a)(2) of the Federal Rules of Civil Procedure, the parties to this action hereby stipulate to the dismissal of this action without prejudice. In support thereof, the parties stipulate as follows:

1. This action was commenced by the filing of a class action complaint on July 22, 1994.

2.  On November 7, 1994, Defendants filed an Answer and Affirmative Defenses.

3. On August 11, 1995, the parties filed a Notice of the Settlement of this action. A Memorandum of Understanding setting forth the terms of the settlement was filed on or about September 6, 1995.

4. On January 30, 1996, the parties filed a Stipulation of Settlement. The Settlement provided for an escrowing of funds to pay costs and the administration of the Settlement, and the issuance of warrants to members of the Class to purchase common stock of Rx Medical for a period of two years commencing August 11, 1996. The Settlement provided



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    that 1,900,000 warrants would be issued with an exercise price of $1.30 per share, and would be valid from August 11, 1996 through and including August 10, 1998. The Settlement Stipulation further provided that if Rx Medical common stock rose above $2 per share during the pendency of the Court's consideration of the Settlement, the exercise price of the warrants would be increased to $1.75 per share.

5. Pursuant to the foregoing, $50,000 was placed in escrow with the Defendants' consent.

6. The Court never considered or took any action with respect to the Stipulation of Settlement. On July 15, 1997, this matter was reassigned to the Honorable Donald Middlebrooks.

7. As of the filing of this Stipulation, Rx Medical common stock has been delisted from trading on the AMEX trading system. Accordingly, the Settlement terms, by reason of the stock price, the delisting and the limited duration on the warrants are no longer practical, and the parties do not wish to pursue it. Any Settlement based on stock warrants would essentially be worthless.

8. The parties agree that this action should be voluntarily dismissed without prejudice. Defendants have agreed to pay Plaintiffs' counsel their costs incurred in this action, including certain costs attributable to valuing the warrants for purposes of entry into this Stipulation of Settlement. The costs of experts for purposes of evaluating the Settlement were $10,893.87. Additional costs which will not exceed $5,000.00 will also be paid to Plaintiffs' counsel. Plaintiffs' counsel will receive no fees in this action.





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9.  There is no agreement with respect to the Settlement of this action, nor is any contemplated. The named Plaintiffs will not receive any consideration or benefit of any kind for the dismissal of this action. See DIAZ V. TRUST TERRITORY OF THE PACIFIC ISLANDS, 876 F.2d 1401 (9th Cir. 1989). Because no notice of this action has been mailed to members of the Class and this action has not been certified as a class action, no notice advising of the dismissal is contemplated.

10. The rights of absent Class Members to pursue claims against Defendants will not be released as a result of the dismissal of this action. The dismissal is without prejudice; there is no release of any claims and Class Members are free to pursue their claims should they elect to do so. Since this action was never certified as a class action, the application of Rule 23 is, at best, an open question. See RICE V. FORD MOTOR Co., 88 F.3d 914 (11th Cir. 1986).


11. For the foregoing reasons, the parties stipulate that dismissal of this action voluntarily and without prejudice pursuant to Rule 41(a)(2)(i) is appropriate, and should be approved by this Court.


    Dated: January __, 1998



    BURT & PUCILLO, LLP                     KIPNIS TESCHER LIPPMAN & VALINSKY



    By:  /s/ Michael J. Pucillo             By: /s/ Howard A. Tescher
         ----------------------                 ---------------------
         Michael J. Pucillo                     Howard A. Tescher
         Florida Bar No. 261033                 Florida Bar No. 0509183
         222 Lakeview Avenue                    One Financial Plaza
         Suite 300 East                         Suite 2308
         West Palm Beach, FL 33401              Ft. Lauderdale, FL  33394
         561/835-9400                           954/467-1964
    ATTORNEYS FOR PLAINTIFFS                ATTORNEYS FOR DEFENDANTS




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                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished via U.S. Mail to all counsel on the attached Service List, this 29th day of January, 1998.

                                               /s/ Michael J. Pucillo
                                               ---------------------------------
                                               Michael J. Pucillo




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CLOSED
CIVIL                        UNITED STATES DISTRICT COURT
CASE                         SOUTHERN DISTRICT OF FLORIDA
                             CASE NO. 94-6671-CIV-MIDDLEBROOKS

ABRAHAM KRELOFF and
SHEILA RICH,


        Plaintiffs,                            FILED by         D.C.
                                                       --------

vs.                                                JAN 29 1998

                                                  CARLOS JUENKE
RX MEDICAL SERVICES CORP.                      CLERK U.S. DIST. CT.
and MICHAEL L. GOLDBERG                        S.D. OF FLA - MIAMI


      Defendants.
---------------------------/


              ORDER APPROVING PARTIES' STIPULATION OF DISMISSAL AND
                       DISMISSING ACTION WITHOUT PREJUDICE

         THIS CAUSE came before the Court upon the parties filing a Joint Stipulation of Dismissal at a status conference held on January 29, 1998. The Court hereby approves the parties' stipulation of dismissal and the above-entitled cause of action is hereby DISMISSED WITHOUT PREJUDICE.

         DONE AND ORDERED in Chambers at Miami, Florida, this 29th day of January, 1998.


                                           /s/ Donald M. Middlebrooks
                                               --------------------------------
                                           DONALD M. MIDDLEBROOKS
                                           UNITED STATES DISTRICT JUDGE

cc:      counsel of record




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